Exhibit 99.1
Item 14. Other Expenses of Issuance and Distribution
     The expenses in connection with the issuance and distribution of 342,520 shares of our common stock being registered pursuant to our Registration Statement on Form S-3 (Registration No. 333-141160), as supplemented, other than underwriting discounts and commissions, are set forth in the following table.

SEC registration fee (1)	$680
Listing fees	5,000
Printing and engraving expenses	15,000
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Total	$40,680

(1)	The registrant has already paid $25,300 with respect to $775,000,000 aggregate initial offering price of securities that were previously registered pursuant to the registration statement (No. 333-102298) initially filed by Safeco Corporation on December 30, 2002, and were not sold thereunder. Of these previously paid registration fees, $1,144 has been applied in lieu of registration fees due for a prior offering of securities under our Registration Statement on Form S-3 (Registration No. 333-141160), as supplemented, and $680 will be applied in lieu of the registration fees due in connection with the issuance and distribution of 342,520 shares of our common stock under this registration statement pursuant to Rule 457(p) under the Securities Act of 1933, as amended.